EXHIBIT 32
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of
the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Ducommun Incorporated (the “Company”) on Form 10-K/A for the period ending December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen G. Oswald, Chairman, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Stephen G. Oswald
Stephen G. Oswald
Chairman, President and Chief Executive Officer
May 8, 2026

In connection with the Annual Report of Ducommun Incorporated (the “Company”) on Form 10-K/A for the period ending December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Suman B. Mookerji, Senior Vice President, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Suman B. Mookerji
Suman B. Mookerji
Senior Vice President, Chief Financial Officer
May 8, 2026

The foregoing certification is accompanying the Form 10-K solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being filed as part of the Form 10-K or as a separate disclosure document.